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                                                                  EXHIBIT 24.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1994 included in Wisconsin Public Service Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.




                                                      /s/ Arthur Andersen & Co.

                                                          Arthur Andersen & Co.

Milwaukee, Wisconsin,
February 7, 1994.